UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
 The Securities Exchange Act of 1934
December 5, 2016
 Date of Report (Date of earliest event reported)
REPUBLIC FIRST BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-17007	23-2486815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

50 South 16th Street, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)

(215) 735-4422 Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 5, 2016, the board of directors (the "Board") of Republic First Bancorp, Inc. (the "Company") appointed Vernon W. Hill, II to the Board as a Class III director.  Mr. Hill was also elected Chairman of the Board of the Company.

Mr. Hill is presently the beneficial owner of 4,670,901 shares of the Company's common stock, representing 8.1% of the Company's outstanding common stock (including securities held by Mr. Hill which are currently convertible into shares of common stock and stock options which are currently exercisable).  As previously disclosed by the Company, Mr. Hill is a party to a consulting agreement with the Company pursuant to which he currently receives an annual fee of $250,000.  In addition, certain companies with which Mr. Hill is affiliated provide the Company or its subsidiaries with marketing, graphic design, architectural, and project management services, for which such companies received $415,000 and $343,000 in the aggregate during 2015 and 2014, respectively.  A company in which Mr. Hill has an ownership interest received $144,000 and $28,000 in 2015 and 2014, respectively, related to a land lease agreement for the Company's Glassboro store.  There were no arrangements or understandings between Mr. Hill and any other persons pursuant to which he was selected as a director.

On December 5, 2016, the Company issued a press release announcing the appointment of Mr. Hill to the Board.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01 Other Information.

On December 5, 2016, the Company announced the completion of the sale of 18,691,589 shares of the Company's common stock to certain investors at a purchase price of $5.35 per share.  The total gross proceeds from the offering were $100 million, before deducting expenses of approximately $800,000.  The closing of the offering occurred on December 6, 2016.  The offer and sale of the shares was made pursuant to the Company's shelf registration statement on Form S-3 (SEC File No. 333-214052), which became effective on November 14, 2016, and a prospectus supplement thereto dated December 1, 2016.

On December 5, 2016, the Company issued a press release announcing completion of the sale of the shares.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:
Exhibit No.	Document Description

99.1	Press Release, dated December 5, 2016, of Republic First Bancorp, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPUBLIC FIRST BANCORP, INC.

Dated:  December 8, 2016
By:    /s/ Frank A. Cavallaro
Frank A. Cavallaro
Executive Vice President and
 Chief Financial Officer